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                                                                    EXHIBIT 11.1

                           APPLIEDTHEORY CORPORATION

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
AND WEIGHTED AVERAGE SHARES USED IN CALCULATION (1)

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period.................       9,750,000
  Weighted average shares issued during the year ended
     December 31, 1997 (60,000 shares)......................           6,248
                                                                 -----------
                                                                   9,756,248
                                                                 ===========
Net loss available to common stockholders...................     $(6,057,000)
                                                                 ===========
Basic and diluted loss per common share.....................     $     (0.62)
                                                                 ===========

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(1) For a description of basic and diluted loss per share, See Note B of the
    Notes to the Financial Statements included in Part II, Item 8 of this Form 10-K.